Exhibit 19.1 Insider Trading Policy Number: G.310 Updated: 05/14/2025 Replaces: 04/10/2023 POLICY STATEMENT: US federal securities laws prohibit trading in stock of JBT Marel Corporation (the “Company” or “JBTM”) on the basis of material nonpublic information. Anyone with access to material nonpublic information about the Company and its operations may only trade Company stock within designated time periods as set by the Administrators (as defined below). Additionally, certain Company employees and officers, as well as its Directors, are prohibited from trading during certain black-out periods unless prior approval has been obtained. No employee or Director may engage in hedging transactions such as short sales and acquiring publicly traded puts and calls that are designed to hedge or offset any decrease in the market value of the Company’s stock. Please refer to the full text of this Insider Trading Policy for a more detailed description of your obligations hereunder. PURPOSE: This Insider Trading Policy (“Policy”) is intended to prevent violations of the United States federal securities laws and to protect the Company’s reputation for integrity and ethical conduct. This Policy sets forth the obligations of JBTM employees to the Company and under the federal securities laws to prevent actual or apparent insider trading. Compliance with this Policy is mandatory. AUDIENCE: This Policy applies to all Directors and employees, including officers, of the Company and its subsidiaries, as well as their family members (as defined below), and prohibits trading on the basis of material nonpublic information about the Company and other entities. Directors, Officers and Designated Employees are subject to additional restrictions set forth in paragraph 3 below. This Policy’s prohibition on trading on the basis of material nonpublic information about the Company also applies to the Company itself with regard to transactions in its own securities, such as stock repurchases. DEFINITIONS: Administrators – The Company’s General Counsel or the Company’s Chief Financial Page 2 of 10 Officer. Designated Employees – All employees who have a role or responsibility associated with the preparation of the Company’s earnings announcements that provides them with access to the Company’s consolidated financial results prior to release to the public, the Executive Leadership Team (consisting of the Company’s CEO and his or her direct reports), specified Vice Presidents of the Company, all Division Chief Financial Officers of the Company and any other individual that might be designated by an Administrator from time to time. The Administrators may alter the list of Designated Employees at any time, in which case one of the Administrators will provide written notice to any individual to be added or removed from the list. Material Information – Information generally is considered to be material if: • there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell the securities in question, or • the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the total mix of information available. If a person learns something that leads that person to want to buy or sell securities, the information should be considered material. Thus, even speculative information can be material and information may be material even if that information alone would not determine an investor’s decision to buy, sell or hold. Material information can be either positive or negative. Some examples of material information are: • annual or quarterly financial results for the Company (or even monthly results under certain circumstances, including in particular when they would indicate a material departure from market expectations); • a change in earnings projections; • unexpected or unusual gains or losses in major operations; • a pending merger or prospective acquisition; financing, significant sale of assets or disposition of a business unit or subsidiary; • significant changes in prices, customers or suppliers; • information about revenues or earnings (profits or losses) (including both actual results not yet released and projections); • pending regulatory action; • major litigation; • the public or private sale of additional securities; • the implementation of a repurchase program for the Company’s securities; • the Company’s tender offer for another company’s securities or a third party’s tender offer for the Company’s securities; • major changes in management or board of directors; • entry into or termination of a major license agreement or other contract; and • the development or release of a new product or service or changes in a previously announced schedule for the development or release of a new product or service. Unfortunately, no one can define in advance exactly what is material information, since there are several gray areas and varying circumstances. The determination of whether information was material is almost always made after the fact when the effect on the market can be quantified. Therefore, if there is any uncertainty, you should presume that the information is Page 3 of 10 material. Material information that is not yet ripe for public disclosure may often exist. For example, during the early stages of discussions regarding a significant acquisition or disposition, the information about the discussions may be too tentative or premature to require (or even permit) the Company to make a public announcement. On the other hand, that same information may be highly material. Nonpublic Information – Information generally becomes available to the public after it has been disclosed by the Company or third parties in a press release or other similar public statement, including any filing with the SEC. As a rule of thumb, information is considered nonpublic until at least the second full trading day on the NYSE after the Company releases the information to a national wire service or in an SEC filing. For example, if an announcement or a filing is made on a Monday after the securities markets have closed, trading is not permitted until Wednesday morning. The Administrators will know when information has been released to the public. If you are unsure whether information of which you are aware is material or nonpublic, you should consult with one of the Administrators prior to trading. Trading - Includes purchases and sales of stock, bonds, debentures, options, puts, calls and other similar securities in the open market, as well as trades made pursuant to any investments direction under employee benefits plans. CONSEQUENCES: Employees who engage in illegal trading activity or who improperly disclose confidential information to others will be subject to disciplinary action, including, but not limited to, termination of employment with the Company or any of its subsidiaries. In addition, the SEC and national securities exchanges in the United States have extensive surveillance facilities that are used to monitor trading in stocks and stock options. If a securities transaction becomes the subject of scrutiny, the transaction will be viewed after the fact. As a result, before engaging in any transaction, all persons covered by this Policy should carefully consider how regulators and others might view the transaction with the benefit of hindsight. You should not engage in any transaction in which you may appear to be trading while in possession of material nonpublic information. Failure to observe this Policy may result in the imposition of civil or criminal fines and/or imprisonment as well as the possibility of civil lawsuits being filed by shareholders against the person(s) accused of trading on inside information. In addition, the SEC can assess civil penalties against the Company for any violations. The consequences of insider trading can be severe under U.S. law. The SEC takes the position that these laws apply to all transactions in shares or options of companies listed for trading in the United States, regardless of whether or not the actual trades take place in the United States. There is no prosecution threshold for insider trading cases. You should assume that any trade you make that violates these guidelines will be prosecuted to the full extent of the law. For individuals who trade on material nonpublic information (or tip information to others), Page 4 of 10 possible penalties include: • a civil penalty of disgorgement, or return, of profit gained or loss avoided, plus a fine of up to three times the profit gained or loss avoided; • criminal fines (no matter how small the profit) of up to $5 million; and • a jail term of up to twenty years. In addition to civil and criminal penalties, persons contemporaneously trading at the time of a violation of the insider trading laws have the right to sue the insider for an amount equal to the profit gained or loss avoided by the insider in such transaction, offset by any amounts the SEC requires the insider to disgorge. ESCALATION: If you have any questions about this Policy or its application to any proposed transaction, you may obtain additional guidance from the Company’s General Counsel or the Company’s Chief Financial Officer (referred to in this Policy as the “Administrators”). Reporting Violations: Reporting of Unauthorized Trading or Disclosure If you have supervisory authority over any of the Company’s personnel, you must promptly report to an Administrator any trading in the Company’s securities by Company personnel or any disclosure of material nonpublic information by Company personnel that you have reason to believe may violate this Policy or the securities laws. Because the SEC can seek civil penalties against the Company and its Officers, Directors and supervisory personnel for failing to take appropriate steps to prevent illegal trading, an Administrator should be notified immediately of any suspected violations. Suspected violations may also be reported by accessing the Company’s hotline through https://hotline.jbtmarel.com or (800) 461- 9330 (for U.S. calls). To call from outside of the United States, access the website link above for information on local dialing options. PROCEDURES AND APPLICATION: 1. Transactions are Prohibited While in Possession of Material Nonpublic Information Under United States federal securities laws and under this Policy, when you are in possession of material nonpublic information about the Company or its operations, neither you, any family member, nor any other person who has a relationship with you (legal, personal or otherwise) that might reasonably result in that person’s transactions being attributable to you, may trade in the Company’s securities or engage in any other action to take advantage of, or pass on to others, material nonpublic information. Your “family members” consist of family members who share your home address, or are financially dependent on you, (such as your spouse, children and other adults living in your house) and also include other family members whose transactions in securities are directed by you or are subject to your influence or control. This Policy applies both to securities purchases (to make a profit based on good news) and securities sales (to avoid a loss based on bad news); regardless of how or from whom the material nonpublic information was obtained.

Page 5 of 10 The restriction in this Policy extends not only to transactions involving the Company’s securities but also to transactions involving securities of other companies with which the Company has a business relationship. The existence of a personal financial emergency does not excuse non-compliance with these trading restrictions. 2. Blackout Periods in Specific Circumstances The Administrators may issue written notices, from time to time, advising certain personnel or all employees that they may not for certain periods trade in the Company’s securities without prior written approval of one of the Administrators. Due to the confidential nature of the events that may trigger these types of blackout periods, the Administrators may find it necessary to inform certain individuals of the blackout period without disclosing the reason for it. If you are made aware of the existence of such a blackout period, you may not disclose the existence of the “no trade” instruction to any other person except as may be necessary to ensure your compliance with this Policy. Even if no blackout period is in effect, keep in mind that you may not trade in the Company’s securities if you are aware of material nonpublic information about the Company. See paragraph 1 above. 3. Trading Periods for Directors, Officers, and Designated Employees If you are a Director, Officer, or a Designated Employee, you can trade in the Company’s securities only during the period that starts at the opening of trading on the second full trading day on the New York Stock Exchange (“NYSE”) following the day on which the Company releases quarterly earnings for the Company’s first, second and third quarters, and ends thirty (30) days later (or such shorter period as may be specified in the written notice from the Administrator), and only so long as you are not in possession of material nonpublic information regarding the Company. The Company’s fourth quarter earnings release is delayed due to the timing of the completion of the year-end close. As a result, the trading window following the end of the fourth quarter is more limited, and trading will be permitted only during the period that starts at the opening of trading on the second full trading day on the NYSE following the day on which the Company releases earnings for the fourth quarter and full year, and ends ten (10) days later (or such shorter period as may be specified in the written notice from the Administrator), and only so long as you are not in possession of material nonpublic information regarding the Company. In certain cases, the commencement of a trading period may not be initiated until the second full trading day on the NYSE following the day in which the Company files its periodic filing (10-Q or 10-K) with the SEC. Notification of the opening and closing of open trading periods will be distributed by an Administrator. Assuming the NYSE is open each day, below is an example of when you can trade: Announcement on Monday First Day you Can Trade Before Market Opens Tuesday While Market is Open Wednesday After Market Closes Wednesday Because Directors, Officers and Designated Employees are likely to have access to nonpublic Page 6 of 10 information regarding the Company’s operations, limiting trading to this “trading period” helps ensure that trading is not based on material nonpublic information. Before trading in the Company’s securities during the trading period, Directors and Officers must also comply with the pre-clearance procedures discussed below. If you are a Designated Employee and have an unexpected and urgent need to sell your securities in order to generate cash outside of this “trading period,” you may request an exception from one of the Administrators. An exception will only be granted if the Administrator concludes that you are not in possession of material nonpublic information. 4. No Safe Harbor The existence of blackouts, trading periods and other trading restrictions should not be considered a safe harbor for trading in the Company’s securities. Trading on the basis of material nonpublic information is prohibited even if trades are made in compliance with blackouts, trading periods and pre-clearance procedures. 5. Securities Transaction Notification and Pre-clearance Procedures for Directors, Officers and Designated Employees If you are a Director, you may not trade, or engage in any other transaction in, the Company’s securities without first giving notification to the Company’s Chief Executive Officer, who will subsequently notify the Company’s General Counsel and the Company’s Vice President, Total Rewards. If you are an Executive Officer of the Company, you may not trade, or engage in any other transaction in, the Company’s securities without requesting and obtaining written pre- clearance (which may be via e- mail) from the Company’s Chief Executive Officer, the Company’s General Counsel and the Company’s Vice President, Total Rewards. This pre-clearance requirement is designed as a means of enforcing and documenting compliance with this Policy, other Company policies and SEC filing requirements. It also applies to your family members and any other person who has a relationship with you (legal, personal or otherwise) that might reasonably result in that person’s transactions being attributable to you. A confirmation that the trading period is open is required before each trade, regardless of whether confirmation was provided for a prior trade during the same trading period. This confirmation must not have been revoked by written notice from the Chief Executive Officer or the General Counsel. If a Director or an Officer would like to implement a trading plan in accordance with Securities and Exchange Commission (“SEC”) Rule 10b5-1 under the Securities Exchange Act of 1934 (the “1934 Act”), the Company’s Chief Executive Officer and the Company’s General Counsel must pre-approve your plan. If the Company’s Chief Executive Officer wishes to implement a 10b5-1 trading plan, the Company’s Chief Financial Officer and the Company’s General Counsel must pre-approve the plan. (See paragraph 7 below for more information on 10b5-1 trading plans.) Page 7 of 10 6. Prohibited and Limited Transactions As a general matter, transactions involving the Company’s securities by the Company’s employees or Directors that are structured with hedges, pledges, derivatives and other “exotic” instruments that permit an individual to profit from a change in the value of the Company’s securities or eliminate market risks associated with transactions in the Company securities are prohibited since they can create actual or apparent conflicts of interest or other incentives that are not in the best interests of the Company or its other stockholders. The following list provides more detailed information about various types of transactions that are prohibited. These prohibitions apply to all employees and Directors of the Company and its subsidiaries, any designee of any such employee or Director (including any trust or other entity for which such person makes investment decisions), and any family member of any such employee or Director who either lives in such employee’s or Director’s home or whose securities transactions are directed or influenced by such employee or Director. - Hedging Transactions. Purchases of any financial instrument (including any prepaid variable forward contract, equity swap, collar or exchange fund) designed to hedge or offset any decrease in the market value of the Company’s equity securities (1) granted to the employee or Director by the Company as part of such person’s compensation or (2) held, directly or indirectly, by such employee or Director. - Margin or Pledging Transactions. Any arrangements to hold the Company’s securities in a margin account or pledge them as collateral. - Short Sales. “Short” sales of the Company’s securities, which are transactions where you borrow shares, sell them, and then purchase new securities at a later date to replace the borrowed shares. These also include hedging or monetization transactions (such as zero-cost collars and forward sale contracts). - Sales “Against the Box.” Sales of the Company’s securities “against the box,” which are sales in which the securities are not delivered within 20 calendar days or are not deposited in the mail for delivery within 5 calendar days of the sale. - Derivatives. Transactions involving any derivative securities related to any equity securities of the Company. A derivative security includes any option, warrant, convertible security, stock appreciation right or similar security with an exercise or conversion price or other value related to the value of an equity security of the Company. This prohibition does not, however, apply to any exercise of Company stock options pursuant to the Company’s benefit plans that may be adopted from time to time, any sale of Company stock with any cashless exercise (if otherwise permitted) or payment of withholding tax upon the exercise of any such stock option. - Puts and Calls. Transactions involving puts or call options for the Company’s securities. A put is an option or right to sell certain securities at a specific price before a predetermined date, and a call is an option or right to purchase specific securities at a specific price before a predetermined date. Generally, call options are purchased Page 8 of 10 when one believes that the price of a company’s securities will rise, whereas put options are purchased when one believes that the price of a company’s securities will fall. - Standing Orders. A standing order to trade in the Company’s securities that could remain open during a period when you are prohibited from trading in the Company’s securities, such as during a trading blackout period. 7. Special Types of Permitted Transactions The following are limited situations in which you may trade in the Company’s securities without restriction under this Policy: A. Rule 10b5-1 Trading Plans SEC Rule 10b5-1 provides generally that a purchase or sale is “on the basis” of material nonpublic information if the person engaging in the transaction is aware of the material nonpublic information when the person makes the purchase or sale. An exception to this general rule is available if the person demonstrates that, before becoming aware of any material nonpublic information, the person had entered into a binding contract to purchase or sell the security or had adopted a written plan for trading securities, and (in each case) the contract, instruction or plan meets certain requirements regarding specificity as to amount, price and timing and imposes effective prohibitions on the insider’s ability to exercise subsequent influence over the trades. Such contract, instruction or plan is referred to as a “10b5-1 trading plan.” A 10b5-1 trading plan must also be entered into in good faith and without any purpose of evading the prohibitions of the SEC’s rules. (In some circumstances, terminating a 10b5-1 trading plan that is in place could call into question whether it was entered into in good faith.) Adoption of a 10b5-1 trading plan under the SEC rule is an affirmative “defense” and not an automatic “exemption” from insider trading liability. If you have a 10b5-1 trading plan in place, you are still subject to risk of lawsuits by plaintiffs who may allege that the plan was not adopted in good faith or was part of a scheme to avoid prohibitions on illegal insider trading. You would, in that case, need to demonstrate that your 10b5-1 trading plan and any related stock transactions met the requirements described above for both the adoption and execution of the plan. JBTM’s Guidelines for the Establishment of 10b5-1 Trading Plans includes all Company policies that apply to JBTM executive officers and directors who wish to create a 10b5-1 trading plan. No Director or Designated Employee may establish a 10b5-1 trading plan unless it has been pre-approved by the Officers designated in Section 5 of this Policy and in accordance with the Rule 10b5-1 guidelines promulgated by the Company. Under those policies, a properly adopted 10b5-1 trading plan is one which: • Specifies the number of securities to be purchased or sold, the price at which the securities are to be purchased or sold and the timing for these trades or includes a written formula or algorithm, or computer program, for making such determination; and

Page 9 of 10 • Does not permit you (the beneficial share owner) to exercise any subsequent influence over how, when or whether to effect purchases or sales; provided, in addition, that any other person who, pursuant to the 10b5-1 trading plan, did exercise such influence must not have been aware of the material nonpublic information when doing so. B. Option Exercises The exercise of stock options that have been granted to you by the Company under one of the Company’s benefit plans is permitted without restriction under this Policy. However, this exception from the Policy does not include cashless exercises, sales to cover, or sales of the purchased shares. 8. Section 16 Reporting Obligations: Reporting of Purchases and Sales If you have been designated by the Company as a Section 16 reporting person, you are subject to applicable reporting obligations and various restrictions on trading Company securities imposed under Section 16 of the 1934 Act. The Company’s Disclosure Policy (JBT Marel Standard G.300) identifies the Company’s Section 16 reporting persons. 9. Disclosure Restrictions A. No Tipping/Maintaining Confidentiality You must not disclose material nonpublic information about the Company or other entities to other persons (a practice known as “tipping”) before its public disclosure and dissemination. Therefore, you should exercise care when communicating with other personnel who do not have a “need to know” and family members, friends, and others who are not associated with the Company. This Policy applies without regard to the materiality of the information. The concept of unlawful tipping includes passing on information to friends, family members or acquaintances under circumstances that suggest that you were trying to help them make a profit or avoid a loss. To avoid the appearance of impropriety, you should at all times refrain from providing advice or making recommendations regarding the purchase or sale of the Company’s securities or other companies of which you have knowledge as a result of your employment or association with the Company. If you disclose information that someone else uses to trade illegally in securities, legal penalties can apply to you whether or not you personally derive any benefit from the illegal trading. B. Internet message boards, chat rooms, and discussion groups In an effort to prevent unauthorized disclosure of Company information, you and members of your household are prohibited from posting or responding to any posting on or in Internet message boards, chat rooms, discussion groups, social networks (such as Facebook, LinkedIn, Twitter, Snapchat, Instagram, etc.) or other publicly accessible forums, with respect to the Company. Keep in mind that any inquiries about the Company should be directed to the Company’s Director of Investor Relations. For additional information about the Company’s policies relating to the use of social media, refer to the Company’s Social Media Policy (JBT Marel Standard G.320). Page 10 of 10 10. Application of Policy to Former or Retired Designated Employees, Officers and Directors This Policy (including the prohibition on insider trading in any security while in possession of material nonpublic information obtained while employed by the Company or any of its subsidiaries or while conducting any business or activity on the Company’s or subsidiary’s behalf) applies, and will continue to apply, to you if you are a former or retired Designated Employee, Officer or Director until the later of (i) the second full trading day following the public release of earnings for the fiscal quarter in which you leave the Company or (ii) the second full trading day after any material nonpublic information known to you has become public or is no longer material. ROLES AND RESPONSIBILITIES: You should remember that the ultimate responsibility for adhering to this Policy and avoiding improper trading rests with you. There is no substitute for sound and ethical business practices. All JBT Marel employees must constantly strive to balance their actions and behavior in a manner that fosters the use of good business practices that allows JBT Marel to be competitive in the marketplace while at the same time ensuring compliance with this Policy. AUTHOR JBT Marel Legal Department